UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2006

Openwave Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 480-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On September 29, 2006, Openwave Systems Inc. (the “Company”), received a staff determination letter (the “Notice”) from the Nasdaq Stock Market (“Nasdaq”) advising the Company that it had failed to comply with the annual report filing requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14), and that, unless the Company requests an appeal of the determination, the Company’s securities are subject to delisting from the Nasdaq Global Select Market.

The Company intends to timely request a hearing before the Nasdaq Listing Qualifications Panel to appeal the staff determination, and the delisting action will be automatically stayed pending the Panel’s decision. The Company’s stock will continue to be listed on Nasdaq until the Panel issues its decision and during any extension that is allowed by the Panel. The Company cannot assure that the Panel will grant a request for continued listing. The press release announcing the Notice is attached as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On October 4, 2006, the Company announced an update of the ongoing stock option investigation by a Special Committee of the Board of Directors (the “Special Committee”). The Special Committee to date, has not found evidence that leads it to conclude that there was fraud or manipulation in the granting of options. While the investigation has not yet been completed, the Special Committee has determined that the measurement dates for financial accounting purposes for certain stock option grants differ from recorded grant dates for certain awards and will likely cause the Company to restate its financial statements. Based on the work of the Special Committee, on October 2, 2006, the Company concluded that all financial statements previously issued by the Company should no longer be relied upon. The Company’s management and the Special Committee have discussed this matter with KPMG, the Company’s independent registered public accounting firm. The press release announcing the preliminary findings of the Special Committee is attached as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 8.01 OTHER EVENTS.

As discussed under Item 4.02 of this Current Report on Form 8-K, on October 1, 2006, the Company announced an update of the stock option investigation by the Special Committee. The press release announcing the preliminary findings of the Special Committee is attached as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release entitled “Openwave Announces Stock Option Investigation Update” dated October 4, 2006

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements relating to expectations, plans, or financial results for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave does not expect to, and disclaims any obligation to, update such statements. Openwave, however, reserves the right to update such statements or any portion thereof at any time for any reason.

In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the final conclusion of the Special Committee’s independent investigation relating to the Company’s stock option grants and practices; (b) the accounting of any adjustments to the Company’s financial statements as a result of the independent investigation; (c) the tax treatment of any adjustments to the Company’s financial statements as a result of the independent investigation; (d) the results of the NASDAQ Listing Qualifications Panel review; (e) the ability and timing of the Company to regain compliance with NASDAQ Marketplace Rule 4310(c)(14) and the periodic reporting requirements of the Exchange Act; and (f) the continued listing of the Company’s stock on the Nasdaq Global Select Market.

For a detailed discussion of other risks and uncertainties, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s Web site at www.openwave.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

OPENWAVE SYSTEMS INC.

	By:	/s/ Harold (Hal) Covert
	Name:	Harold (Hal) Covert
	Title:	Executive Vice President and Chief Financial Officer

Date: October 4, 2006

Exhibit Index

Exhibit No.	Description
99.1	Press Release entitled “Openwave Announces Stock Option Investigation Update” dated October 4, 2006